UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2004, CV Therapeutics, Inc. (the “Company”) entered into a Sixth Amendment of Lease (the “Lease Amendment”) with Wheatley Family Limited Partnership, the landlord for the Company’s facilities located at 3172 Porter Drive, Palo Alto, California (“Landlord”). Pursuant to the Lease Amendment, the Company leased from the Landlord approximately 48,000 square feet of additional facilities (the “Additional Facilities”) located at 3174 Porter Drive, Palo Alto, California commencing December 22, 2004 and expiring on April 30, 2014, subject to the Company’s option to renew for 11 years. The Company’s monthly basic rent obligation for the Additional Facilities will initially be approximately $48,500, increasing annually to approximately $112,000 in 2012. The Landlord has agreed to make certain improvements specified in the Lease Amendment and to indemnify the Company for certain liabilities related to the operations of the prior tenant of the Additional Facilities. The Lease Amendment is secured by an irrevocable letter of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2004	CV THERAPEUTICS, INC.

	By:	/s/ Tricia Borga Suvari
Tricia Borga Suvari
Vice President and General Counsel Officer